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                                                                     EXHIBIT 4.5

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM. THIS WARRANT CONSTITUTES AN "EQUITY PARTICIPATION" IN ACCORDANCE WITH TENNESSEE CODE ANNOTATED SECTIONS 47-24-101 AND 47-24-102.

                           PSYCHIATRIC SOLUTIONS, INC.

                          COMMON STOCK PURCHASE WARRANT

No. CW-1                                                   Chevy Chase, Maryland
                                                                  August 5, 2002

Psychiatric Solutions, Inc. a Delaware corporation f/k/a PMR Corporation ("HOLDINGS"), for value received, hereby certifies that CapitalSource Holdings LLC ("CAPITALSOURCE"), or its registered assigns, is entitled to purchase from Holdings 20,766 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of Holdings at the purchase price per share of $0.01 (the "INITIAL WARRANT PRICE"), at any time or from time to time prior to 5:00 P.M., Chevy Chase, Maryland time, on April 30, 2007 or such earlier date as provided in Section 10 hereof (such date, the "EXPIRATION DATE"), all subject to the terms, conditions and adjustments set forth below in this Warrant (as defined below).

         This Common Stock Purchase Warrant ("WARRANT" and collectively, the "WARRANTS," such term to include any such warrants issued in substitution therefor) is issued in connection with the execution and delivery of that certain Revolving Credit and Term Loan Agreement dated as of November 30, 2001 (as may be amended from time to time, the "LOAN AGREEMENT") by and among Holdings, certain Subsidiaries of Holdings and CapitalSource Finance LLC. All capitalized terms used herein which are not otherwise defined in this Warrant shall have the meanings set forth in the Loan Agreement. Interest under the Loan Agreement and related promissory note(s) shall be determined and payable solely pursuant to such documents, as this Warrant is intended in all events to constitute an "equity participation" pursuant to Tennessee Code Annotated Sections 47-24-101 and 47-24-102.

1.       EXERCISE, CONVERSION OR EXCHANGE OF WARRANT.

         1.1      MANNER OF EXERCISE OR CONVERSION: PAYMENT.

                  1.1.1 EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day on or prior to the Expiration Date, by surrender of this Warrant to Holdings at its office maintained pursuant to Section 14.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, (i) in cash, (ii) by certified check payable to the order of

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         Holdings, (iii) by wire transfer, or (iv) by the surrender by such holder to Holdings, at the aforesaid offices, of any Note held by such holder, and any such Note so surrendered shall be credited against such payment in an amount equal to the principal amount of such Note (or portion of such Note surrendered) plus accrued interest thereon to the date of the surrender, or by any combination of any of the foregoing methods, in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Initial Warrant Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof.

                  1.1.2 CONVERSION. If instead of exercising this Warrant pursuant to the terms of Section 1.1.1 above, the holder hereof elects to convert this Warrant, in whole or in part, into shares of Common Stock, then such holder shall surrender this Warrant to Holdings at its office maintained pursuant to Section 14.2(a) hereof during normal business hours on any Business Day on or prior to the Expiration Date accompanied by a conversion notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) equal to the quotient of:

                  (a)      the difference between:

                           (i) the product of (x) the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon exercise of this Warrant for the number of shares of Common Stock designated in such conversion notice multiplied by (y) the Current Market Price of each such share of Common Stock (or such Other Securities) so receivable upon such exercise minus

                           (ii) the product of (x) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such conversion notice multiplied by (y) the Initial Warrant Price divided by

                  (b) such Current Market Price of each such share of Common Stock (or Other Securities).

                  1.1.3 EXCHANGE. If instead of exercising or converting this Warrant pursuant to the terms of Section 1.1.1 or Section 1.1.2 above, the holder hereof exchanges this Warrant, in whole or in part, for shares of Common Stock, then such holder shall surrender this Warrant to Holdings at its office maintained pursuant to Section 14.2(a) hereof during normal business hours on any Business Day on or prior to the Expiration Date accompanied by an exchange notice in substantially the form attached to this

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         Warrant (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) equal to:

                  (a)      an amount equal to:

                           (i) the number of shares of Common Stock (or Other Securities) determined as provided in Sections 2 through 4 hereof which such holder would be entitled to receive upon exercise of this Warrant for the number of shares of Common Stock designated in such exchange notice multiplied by the Current Market Price of each such share of Common Stock (or such Other Securities) so receivable upon such exercise minus

                           (ii) an amount equal to (x) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such exchange notice multiplied by (y) the Initial Warrant Price divided by

                  (b) such Current Market Price of each such share of Common Stock (or Other Securities).

         For all purposes of this Warrant (other than this Section 1.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion or exchange of this Warrant into Common Stock (or Other Securities) in accordance with the terms of
         Section 1.1.2 and Section 1.1.3.

         1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall be deemed to have been surrendered to Holdings as provided in Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof.

         1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within ten (10) Business Days thereafter, Holdings at its sole expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 11 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same

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         fraction of the Market Price per share on the Business Day next preceding the date of such exercise; and

                  (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 1.1 hereof.

         1.4 COMPANY TO REAFFIRM OBLIGATIONS. Holdings will, at the time of each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant; provided, however, that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of Holdings to afford such rights to such holder.

2.       ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

         2.1 GENERAL: NUMBER OF SHARES; WARRANT PRICE. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1.1 hereof, by the fraction of which (a) the numerator is the Initial Warrant Price and (b) the denominator is the Warrant Price in effect on the date of such exercise.

The "WARRANT PRICE" shall initially be the Initial Warrant Price, and shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

         2.2      ADJUSTMENT OF WARRANT PRICE.

                  2.2.1 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event Holdings at any time or from time to time after the date hereof issues or sells Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2.3 or
         2.4 hereof) without consideration or for consideration per share less than the greater of the Current Market Price or the Warrant Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 2.7 hereof, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Warrant Price by a fraction:

                  (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale (ii) the number of shares of Common Stock which the aggregate consideration received by Holdings for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the greater of such Current Market Price and such Warrant Price; and

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                  (b)      the denominator of which shall be the number of
                           shares of Common Stock outstanding immediately after such issue or sale.

                  2.2.2 DIVIDENDS AND DISTRIBUTIONS. In the event that Holdings at any time or from time to time after the date hereof declares, orders, pays or makes a dividend or other distribution (including without limitation any distribution of cash, other or additional stock or other securities or property or Options, by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) on the Common Stock, other than a dividend payable in Additional Shares of Common Stock that is subject to Section
         2.4 hereof, then, and in each such case, the holder hereof shall be entitled to receive an amount of cash equal to such dividend or other distribution when the same is made to the beneficial owners of the Common Stock as if this Warrant had been converted into shares of Common Stock in accordance with the provisions of Section 1.1.2 immediately prior to the close of business on the day immediately preceding the record date.

         2.3 TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In the event that Holdings at any time or from time to time after the date hereof issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading); provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section
2.5 hereof) of such shares would be less than the greater of the Current Market Price or the Warrant Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date immediately prior to the commencement of ex-dividend trading), as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (a) no further adjustment of the Warrant Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to Holdings, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), then the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or the date immediately prior to the

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         commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by Holdings and cancellation or retirement) of any such Options which have not been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by Holdings and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) have not been exercised, the Warrant Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date immediately prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                           (i) in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by Holdings for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by Holdings upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by Holdings upon such conversion or exchange; and

                           (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by Holdings for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by Holdings for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by Holdings (pursuant to Section 2.5 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

                  (d) no readjustment pursuant to clause (b) or (c) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Warrant Price by a proportion (relative to the Warrant Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities.

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If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Warrant Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Warrant Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

         2.4 TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In the event Holdings at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         2.5      COMPUTATION OF CONSIDERATION. For the purposes of this Section
2:

                  (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

                           (i) insofar as it consists of cash, be computed at the amount of cash actually received by Holdings net of any expenses paid or incurred by Holdings or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

                           (ii)     insofar as it consists of property
                  (including securities) other than cash actually received by Holdings, be computed at the fair market value thereof (as determined in good faith by the Board of Directors of Holdings) at the time of such issue or sale;

                           (iii) insofar as it consists neither of cash nor of other property, be computed as having no value; and

                           (iv) in the event Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of Holdings for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of Holdings;

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                  (b)      Additional Shares of Common Stock deemed to have been
         issued pursuant to Section 2.3 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

                           (i) the total amount of cash and other property, if any, received and receivable by Holdings as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to Holdings upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

                           (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; and

                  (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 2.4 hereof shall be deemed to have been issued for no consideration.

         2.6 ADJUSTMENT FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         2.7 MINIMUM ADJUSTMENT OF WARRANT PRICE. If the amount of any adjustment of the Warrant Price required pursuant to this Section 2 would be less than one-tenth (1/10) of one percent (1%) of the Warrant Price in effect at the time such adjustment is otherwise so required to be made, then such amount shall be carried forward and adjustment shall be made with respect thereto at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one-tenth (1/10) of one percent (1%) of such Warrant Price.

         2.8 SHARES DEEMED OUTSTANDING. For all purposes of the computations to be made pursuant to this Section 2, (i) there shall be deemed to be outstanding all shares of Common Stock issuable pursuant to the exercise of Options and conversion of Convertible Securities outstanding on November 30, 2001, including, without limitation, the Warrants, (ii) immediately after all Additional Shares of Common Stock are deemed to have been issued pursuant to
Section 2.3 or 2.4 hereof, such Additional Shares shall be deemed to be outstanding, (iii) treasury

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shares shall not be deemed to be outstanding and (iv) no adjustment shall be made in the Warrant Price upon the issuance of shares of Common Stock pursuant to Options and Convertible Securities so deemed to be outstanding, but this
Section 2.8 shall not prevent other adjustments in the Warrant Price arising by virtue of such outstanding Options or Convertible Securities pursuant to the provisions of Section 2.3 hereof; provided, however, that, for purposes of calculating adjustments to the Warrant Price, there shall be deemed to be outstanding immediately after giving effect to any issuance of shares of Common Stock, Options or Convertible Securities all shares of Common Stock issuable upon the exercise of Options and conversion of Convertible Securities then outstanding (including, without limitation, the Warrants) after giving effect to antidilution provisions contained in all such outstanding Options and Convertible Securities which cause an adjustment in the number of shares of Common Stock so issuable, either by virtue of such issuance of shares of Common Stock, Options or Convertible Securities or by virtue of the operation of such antidilution provisions.

         2.9      CONTEST AND APPRAISAL RIGHTS.

                  (a) If the holders of Warrants entitling such holders to purchase two-thirds of the Warrant Shares subject to purchase upon exercise of Warrants at the time outstanding (the "REQUIRED INTEREST") shall reasonably disagree with Holdings' determination of the Market Price of the Common Stock or of the fair market value of any property (or securities) given to Holdings as consideration for the issue or sale of Additional Shares of Common Stock, then such holders shall by notice to Holdings (an "APPRAISAL NOTICE"), given within thirty (30) days after Holdings's determination, elect to dispute such determination, and such dispute shall be resolved as set forth in clause (b) of this Section 2.9.

                  (b) Holdings shall within thirty (30) days after an Appraisal Notice shall have been given, engage an Appraiser to make an independent determination of the Market Price for the Common Stock or of the fair market value of any property (or securities) given to Holdings as consideration for the issue or sale of Additional Shares of Common Stock, as the case may be (the "APPRAISER'S DETERMINATION"). In arriving at its determination, the Appraiser shall base any valuation upon (i) in the case of the Market Price of the Common Stock, the fair market value of Holdings assuming that Holdings were sold as a going concern, without regard to the existence of any control block, the anticipated impact upon current market prices of any such sale, the lack or depth of a market for the Common Stock, the Warrants or other securities of Holdings, or any other factors concerning the liquidity or marketability of the Common Stock, the Warrants or other securities of Holdings, and (ii) in the case of the fair market value of any property (or securities) given to Holdings as consideration for the issue or sale of Additional Shares of Common Stock, the fair market value of such property (or securities) assuming that such property (or securities) were sold to an unaffiliated third party in an arm's-length transaction. The Appraiser's Determination shall be final and binding on Holdings and the holders of the Warrants. The costs of conducting an appraisal shall be borne entirely by Holdings; provided, however, that:

                           (i) in the case of a determination of the Market Price for the Common Stock, if Holdings's determination is greater than the Appraiser's Determination

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                  by more than 15%, then the costs of conducting the appraisal shall be borne ratably by the holders of the Warrants; and

                           (ii) in the case of a determination of the fair market value of any property (or securities) given to Holdings as consideration for the issue or sale of Additional Shares of Common Stock, if Holdings's determination is less than the Appraiser's Determination by more than 15%, then the costs of conducting the appraisal shall be borne ratably by the holders of the Warrants.

3.       CONSOLIDATION, MERGER, ETC.

         3.1 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATIONS, ETC. In the event Holdings after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into Holdings and Holdings shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other Property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issuance of Additional Shares of Common Stock for which adjustment in the Warrant Price is provided in Section
2.2.1 or 2.2.2 hereof), then, and in the case of each such transaction, proper provision shall be made so that upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof; provided, however, that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the holder of such Warrants so designates in a notice given to Holdings on or before the date immediately preceding the date of the consummation of such transaction, then the holder of such Warrants shall be entitled to receive the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder if the holder of such Warrants had exercised such Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Sections 2, 3 and 4 hereof.

         3.2 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in the Warrants or in the Loan Agreement to the contrary, Holdings will not effect any of the transactions described in clauses (a) through (d) of Section
3.1 hereof unless, prior to the
consummation thereof, each person (other than Holdings) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant, (a) the obligations of Holdings under this Warrant (and if Holdings shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release Holdings from, any continuing obligations of Holdings under this Warrant), and
(b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this
Section 3, such holder may be entitled to receive, and such Person shall have similarly delivered to such holder an opinion of counsel for such Person, which counsel and opinion shall be reasonably satisfactory to such holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including without limitation all of the provisions of this Section 3) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. Nothing in this Section 3 shall be deemed to authorize Holdings to enter into any transaction not otherwise permitted by the Loan Agreement.

4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 2 or 3 hereof are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, at the request of such holder, Holdings shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of Holdings and shall be satisfactory to the holder or the holders of the Required Interest), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 2 and 3 hereof, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, Holdings will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

5. NO DILUTION OR IMPAIRMENT. Holdings shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, Holdings (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that Holdings may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by Holdings's certificate of incorporation and available for the purpose of issuance upon such exercise.

6. ACCOUNTANTS' REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, Holdings at its sole expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and give written notice thereof to holder. Upon CapitalSource Holdings LLC's written request, Holdings shall cause independent certified public accountants (which may be the regular auditors of Holdings) selected by Holdings to verify such computation (other than (i) any computation of the fair market value of property or (ii) any determination of Market Price, both as determined in good faith by the Board of Directors of Holdings) and, in connection with the preparation of Holdings's annual financial statements, prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by Holdings for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 2 hereof) on account thereof. Holdings will forthwith mail a copy of each such report to each holder of a Warrant and will, upon the written request at any time of any holder of a Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing in reasonable detail how it was calculated. Holdings will also keep copies of all such reports at its office maintained pursuant to Section 14.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof.

7.       NOTICES OF CORPORATE ACTION. In the event of:

               (a) any taking by Holdings of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or

               (b) any capital reorganization of Holdings, any reclassification or recapitalization of the capital stock of Holdings or any consolidation or merger involving Holdings and any other Person or any transfer of all or substantially all the assets of Holdings to any other Person, or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of Holdings, or

               (d) any issuance of any Common Stock (other than to employees, management or directors pursuant to their Options), Convertible Security or Option (other than employee, management and director Options which are not material) by Holdings,


Holdings will mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by Holdings therefor. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

8.       TAG-ALONG AND SALE ARRANGEMENTS.

               8.1 TAG-ALONG RIGHTS. The holder of this Warrant has the right to have a pro rata portion of its Common Stock to be issued on exercise of this Warrant included in any Transfer by the Principals or their personal representatives, heirs and assigns unless such Transfer is (a) of 5% or less of the outstanding shares of Common Stock, (b) to Holdings, as long as it does not create an Event of Default under the Loan Agreement, or (c) to any other person or entity approved in advance by the holders of the Required Interest. Such pro rata portion will be equal to the total number of shares of Common Stock to be sold in the proposed Transfer, multiplied by a fraction equal to the number of Shares of Common Stock to be issued on exercise of the Warrants divided by the number of Shares of Common Stock to be issued on exercise of the Warrants plus the number of shares of Common Stock held by the Principal and other shareholders selling in the proposed Transfer. If a holder of this Warrant notifies Holdings that such holder wishes to condition any exercise of all or part of the Warrant upon consummation of any such Transfer (such that only Common Stock to be issued on exercise of this Warrant and not the Warrant will be sold in such Transfer), then Holdings will, if such Transfer is consummated, deem such exercise to have been consummated immediately prior to such Transfer (provided the applicable Exercise Price is paid in full) and, if such Transfer is not consummated, return such Warrant and any Exercise Price paid to such Holder unless otherwise instructed by the Holder.

               8.2 TAG-ALONG NOTICES. Promptly after becoming aware of any proposed Transfer under Section 8.1. Holdings and the Principals will give notice of such transaction to the holder of this Warrant, specifying the terms of the transaction, including the date on which it is expected to occur, the number of shares of Common Stock to be issued on exercise of this Warrant which may be sold by such holder and any other material information concerning such Transfer. Such Holder will have ten (10) days after the receipt of such notice in which to respond as to whether or not it elects to be included in the proposed Transfer on the terms set forth in the notice. If such holder elects to be included, Holdings and the Principals will use their commercially reasonable best efforts to include such holder's securities upon the same terms as those applicable to the proposed Transfer.

9.       REGISTRATION OF WARRANTS AND COMMON STOCK.

         9.1 GENERAL. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, Holdings will, at its sole expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange, Holdings will, at its sole expense, obtain promptly and maintain the approval for listing on each such exchange, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and Holdings will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange by Holdings.

         9.2 PIGGYBACK REGISTRATION. If, at any time and from time to time after an Initial Public Offering, Holdings proposes to register any of its Common Stock or other securities under the Securities Act in connection with an underwritten public offering of such Common Stock or other securities, Holdings will promptly give notice to the holders of this Warrant of its intention to do so. Upon the request of the holder of this Warrant within 10 days after receipt of any such notice from Holdings, Holdings will, in each instance, use its best efforts to cause such holder's Common Stock to be issued on exercise of the Warrants to be registered under the Securities Act and registered or qualified under any state securities laws; provided, however, that the obligation to give such notice and to use such best efforts will not apply to any registration (a) on Form S-8. (or any successor form), (b) in connection with a dividend reinvestment plan, or (c) for the purpose of offering registered securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or membership interests of such entity or in connection with a merger, consolidation, combination or similar transaction with such entity. Holdings shall have the right to postpone or withdraw any registration effected pursuant to this Section 9.2 without obligation to any holder of the Warrants. In connection with any underwritten offering of securities on behalf of Holdings or any holders of Holdings' securities, the Company is not required to include any Common Stock to be issued on exercise of the Warrants held by a holder unless such holder agrees to the reasonable and customary terms of the underwriting. Holdings will include in such registration
(i) first, securities offered to be sold by Holdings and by any holder of demand registration rights exercising such rights, (ii) second, the Common Stock to be issued on exercise of the Warrants held by any holder of the Warrants requesting piggyback registration rights and any other holder of piggyback registration rights, pro rata on the basis of the number of fully diluted shares of Common Stock held (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering), and (iii) third, any other securities requested to be included in such registration (in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering).

         9.3 EXPENSES. Holdings will pay all Registration Expenses in connection with all registrations (which, for purposes of this Section 9.3 and Section 9.4. include any qualifications, notifications and exemptions) under Sections 9.1 and 9.2.

         9.4 INDEMNIFICATION. In connection with any registration under Sections
9.1 or 9.2 Holdings will indemnify each holder of a Warrant and each underwriter, including each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if Holdings furnishes any amendments or supplements) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Holdings will not be liable to any indemnified party in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Holdings, in writing, by or on behalf of any indemnified party specifically for use in the preparation thereof and, provided further, that Holdings shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

Promptly upon receipt by an indemnified party of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Warrant, the indemnified party will notify the indemnifying party in writing of the commencement of such action. However, the failure to so notify the indemnifying party will not relieve Holdings of any liability which it may have to any. indemnified party otherwise than under this Section 9.4. In case notice of commencement of any such action is given to the indemnifying party as above provided, the indemnifying party will be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party has the right to employ separate counsel in any such action and participate in the defense of such action, but the fees and expenses of such counsel (other than reasonable costs of investigation) will be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party will be liable for any settlement entered into without its consent, which consent will not be unreasonably withheld.

10.      REDEMPTION AND CANCELLATION OF WARRANTS.

         10.1  PUT RIGHT.

               (a) If upon the earlier of (i) the Maturity Date; (ii) acceleration of any Note; (iii) prepayment of the Notes; (iv) a Sale Transaction, and (iv) an Initial Public Offering, then the holder hereof may demand that Holdings purchase this Warrant at the Redemption Price by delivery of a written notice to Holdings (the date such notice is delivered to Holdings shall hereinafter be referred to as, the "PUT DEMAND DATE"). The Redemption Price shall be payable to such holder in immediately available funds as soon as reasonably practicable (the "PUT PAYMENT DATE"), but in no event later than ninety (90) days after the Put Demand Date, upon surrender of this Warrant to Holdings at its office maintained pursuant to Section 14.2(a) hereof or, if requested by such holder without surrender of this Warrant, by wire transfer to any account specified by notice to Holdings.

               (b) Upon surrender of this Warrant in accordance with the procedures set forth in Section 10.1 (a), the right to purchase shares of Common Stock represented by this Warrant shall terminate and this Warrant shall represent the right of the holder to receive only the applicable Redemption Price from Holdings in accordance with Section
         10.1. The holder's right to demand redemption of this Warrant pursuant to this Section 10.1 shall be referred to herein as the holder's "PUT RIGHT."

               (c) Default Automatic Conversion into Debt. Subject to the provisions of Section 10.1(d). in the event that Holdings fails to purchase this Warrant within ninety (90) days of the Put Demand Date (the "PUT DEMAND PERIOD"), then on the next succeeding day, all of the rights heretofore represented by this Warrant including the holder's right to purchase shares of Common Stock represented by this Warrant, shall convert, automatically and irrevocably and without any further action or acknowledgment on the part of Holdings or the holder, into an obligation of Holdings to pay to such holder on demand an amount equal to the Redemption Price, together with accrued interest (based on a 360-day year of 30-day months) on the unpaid principal amount thereof at a rate of the Prime Rate plus 9.75% per annum. Nothing in this
         Section 10.1(c) shall require Holdings to pay interest at a rate in excess of the maximum rate permitted by applicable law. The obligation of Holdings created pursuant to this Section 10.1(c) may be prepaid by Holdings at any time without premium or penalty and must be prepaid, upon the consummation of an Initial Public Offering. All payments of principal and interest on such obligation shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by the holder.

11.      RESTRICTIONS ON TRANSFER.

         11.1 IN GENERAL. Neither this Warrant nor any Common Stock issued under this Warrant will be Transferred except upon the conditions specified in this Warrant, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable state securities laws with regard to any such Transfer.

         11.2 RESTRICTIVE LEGEND. The Warrant and any Common Stock issued under this Warrant will be represented by certificates and, unless otherwise permitted by the provisions of this Section 11.2, will bear a legend reading substantially as follows:

         THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  If a registration statement covering this Warrant or Common Stock (or Other Securities) issued upon the exercise of this Warrant becomes effective under the Securities Act and under any applicable state securities laws or, if Holdings receives an opinion of counsel (including counsel to Holdings and counsel to the holder of this Warrant) reasonably satisfactory to Holdings that, in the opinion of such counsel, the legend is not required (including, without limitation, because of the availability of an exemption afforded by Rule 144 under the Securities Act), Holdings will, or will instruct its transfer agents and registrars to, remove such legend or issue new Warrants or certificates without such legend. Upon the reasonable written request of the holder of the Warrant, Holdings will request counsel to render an opinion with respect to the matters covered in this Section
11.2 and Holdings will pay all expenses in connection with such matters.

12. AVAILABILITY OF INFORMATION. If Holdings shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, then Holdings shall comply with the reporting requirements of
Section 13 and 15(d) of the Exchange Act and shall comply with all public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. Holdings shall also cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. Holdings shall furnish to each holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by Holdings with any securities exchange or with the Commission.

13. RESERVATION OF STOCK, ETC. Holdings shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Common Stock of each class (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

14.      OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

         14.1 OWNERSHIP OF WARRANTS. Holdings may treat the person in whose name any Warrant is registered on the register kept at the office of Holdings maintained pursuant to Section 14.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, Holdings may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         14.2  OFFICE; TRANSFER AND EXCHANGE OF WARRANTS.

               (a) Holdings shall maintain an office where notices, presentations and demands in respect of this Warrant may be made upon it. Such office may be maintained at 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203 until December, 2001, and at 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067, thereafter, until such time as Holdings shall notify the holders of the Warrants of any change of location of such office.

               (b) Holdings shall cause to be kept at its office maintained pursuant to Section 14.2(a) hereof a register for the registration and transfer of the Warrants. The names and addresses of holder of Warrants, the transfer thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose names any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and Holdings shall not be affected by any notice or knowledge to the contrary.

               (c) Upon the surrender of any Warrant and to the extent not prohibited by Section 11, properly endorsed, for registration of transfer or for exchange at the office of Holdings maintained pursuant to Section 14.2(a) hereof, Holdings at its expense will execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces therefor for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         14.3 REPLACEMENT OF WARRANTS. Upon receipt of reasonable evidence of the loss, theft, destruction or mutilation of any Warrant and, upon delivery of indemnity satisfactory to Holdings in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of Holdings maintained pursuant to Section 14.2(a) hereof, Holdings at its sole expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

15. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         "ADDITIONAL SHARES OF COMMON STOCK" means all shares (including treasury shares) of Common Stock, issued or sold (or, pursuant to Section 2.3 or
2.4 hereof, deemed to be issued) by Holdings after the date hereof, whether or not subsequently reacquired or retired by Holdings, other than the shares of Common Stock issued upon the exercise of Warrants.

         "APPLICABLE PERCENTAGE" means the number of shares of Common Stock to be issued upon the exercise of this Warrant divided by the number of shares of Common Stock.

         "APPRAISER" shall mean an independent nationally recognized investment bank or other qualified financial institution selected by the Required Interest and reasonably acceptable to Holdings. If Holdings and the Required Interest are unable to agree upon an acceptable Appraiser within ten (10) Business Days after the Appraisal Notice or the Put Demand Date, as applicable, shall have been given, then at the request of either Holdings or the Required Interest, such Appraiser shall be determined by a sole arbitrator acting in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

         "BUSINESS DAY" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Chevy Chase, Maryland are authorized or obligated by law or executive order to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         "CLOSING DATE" shall have the meaning given to such term in the Loan Agreement.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" shall have the meaning given to such term in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of Holdings the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

         "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         "CURRENT MARKET PRICE" means on any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no class of the Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

          "EVENT OF DEFAULT" shall have the meaning given to such term in the Loan Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "EXPIRATION DATE" shall have the meaning given to such term in the introduction to this Warrant.

         "HOLDINGS" shall have the meaning given to such term in the introduction to this Warrant, such term to include any corporation which shall succeed to or assume the obligations of Holdings.

         "INITIAL PUBLIC OFFERING" means the closing of Holdings' first underwritten offering to the public pursuant to an effective registration statement under the Securities Act.

         "LOAN AGREEMENT" shall have the meaning given to such term in the introduction to this Warrant.

         "MARKET PRICE" means on any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date, or (c) if there shall have been no trading on such date or if Common Stock is not so designated or if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, or if the asset to be valued is property, then the fair market value thereof determined in good faith by the Board of Directors of Holdings as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NOTE" shall have the meaning given to such term in the Loan Agreement.

         "OPTIONS" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         "OTHER SECURITIES" means any stock (other than Common Stock) and other securities of Holdings or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of Warrants, in lieu of or in addition to Common Stock, and which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section hereof or otherwise.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity, foreign or domestic, having jurisdiction over either Holdings or any holder of a Warrant.

         "PRINCIPALS" means any executive officer of Holdings or its Subsidiaries and any Person who beneficially owns 5% or more of the shares of Common Stock, including any Person receiving Common Stock as provided for in the proviso to the definition of "Transfer." Prior to any Transfer of any shares of Common Stock to any person who would, following such Transfer, be a Principal, the Company and each of the Principals agrees that it or he will obtain the consent of the prospective transferee to be bound by all provisions of this Warrant applicable to a Principal.

         "REDEMPTION PRICE" means the fair market value of the Warrant as of the Put Demand Date as determined by the Appraiser and based upon an independent valuation of Holdings. For purposes of determining fair market value, Holdings shall be valued at the fair market value of



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Holdings if sold as a going concern, without regard to the existence of a control block or a minority discount.

         "REGISTRATION EXPENSES" means all expenses incident to Holdings' performance of or compliance with Section 9 of this Warrant, including, without limitation, all registration and filing fees (including fees of the Securities and Exchange Commission and a national stock exchange or national securities market), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for Holdings and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters in underwritten offerings required by or incident to such performance and compliance, the fees and disbursements of counsel and accountants retained by Holdings with respect to the Common Stock being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions, fees and expenses of additional counsel of the holders of the Warrants, and transfer taxes, if any.

         "RESTRICTED SECURITIES" means all of the following: (a) any Warrants bearing the applicable legend or legends referred to in Section 11.2 hereof, (b) any shares of Common Stock (or other Securities) which have been issued upon the exercise of Warrants and which are evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section, and (c) unless the context otherwise requires, any shares of Common Stock (or Other Securities) which are at the time issuable upon the exercise of Warrants and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend or legends referred to in such Section.

         "SECURITIES ACT" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended and in effect at the time.

         "SALE TRANSACTION" means any transaction pursuant to which (a) Holdings sells or disposes (in one or a series of related sales or dispositions) of all or substantially all of the assets of Holdings on a consolidated basis (other than inventory in the ordinary course of business), including any sale or disposition of the membership interests, partnership interests or assets of the Subsidiaries of Holdings, or (b) Holdings or holders of shares of Common Stock Transfers shares of Common Stock, or Holdings engages in any merger, consolidation, combination or similar transaction, (in one or a series of related transactions), such that the beneficial owners of Common Stock immediately prior to the transaction or transactions will, immediately after such transaction or transactions, beneficially own less than a majority of the shares of Common Stock or outstanding equity of the surviving corporation, or
(c) Holdings engages in any transaction or series of related transactions which results in any change of control of Holdings (as the term "control" is defined in Rule 405 the Securities Act), whether such change of control occurs through the sale of assets, securities or shares of Common Stock, exchange of securities or otherwise.

         "TRANSFER" means any sale, transfer, issuance, assignment or other disposition or conveyance of shares of Common Stock or the Warrant; provided, however, that pledges and gifts to any family member of the holder of such Common Stock or Warrant shall not be considered a "Transfer."

         "WARRANT PRICE" shall have the meaning given to such term in Section
2.1 hereof.

         "WARRANTS" shall have the meaning given to such term in the introduction of this Warrant.

16. REMEDIES. Holdings stipulates that the remedies at law available to the holder of this Warrant in the event of any default or threatened default by Holdings in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

17. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of Holdings or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of Holdings, whether such obligation or liabilities are asserted by Holdings or by creditors of Holdings.

18. NOTICES. Any notice or other communication in connection with this Warrant shall be deemed to be delivered if in writing (or, in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answerback) or (y) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified; (a) if to any holder of any Warrant, at the registered address of such holder as set forth in the register kept at the office of Holdings maintained pursuant to Section 14.2(a) hereof; or
(b) if to Holdings, to the attention of its President at its office maintained pursuant to Section 14.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1 hereof.

19. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by Holdings and the Required Interest, provided, however, that no such change, waiver, discharge or termination that would treat the holder of this Warrant in a discriminatory manner may be made without the prior written consent of the holder of this Warrant. This Warrant shall be construed, interpreted, and enforced in accordance with, and governed by, the laws of the State of Maryland without giving effect to doctrines relating to conflicts of laws. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

                            [Signature Page Follows]






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     IN WITNESS WHEREOF, Holdings has caused this Warrant to be duly executed.



                                    PSYCHIATRIC SOLUTIONS, INC. (F/K/A PMR
                                      CORPORATION)




                                    By: /s/ STEVEN T. DAVIDSON
                                        ----------------------------------------
                                    Name: Steven T. Davidson
                                          --------------------------------------
                                    Title: V.P.
                                           -------------------------------------